UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 6, 2007

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated 1998 Long-Term Incentive Plan

On December 6, 2007 the Company’s stockholders approved the Company’s Amended and Restated 1998 Long-Term Incentive Plan (as so amended and restated, the “1998 Plan”), which had previously been approved by our Board of Directors, and the 1998 Plan became effective.  The following summarizes the changes made to the plan by way of the amendment and restatement:

•
The term of the 1998 Plan was extended to the later of (i) December 6, 2012 or (ii) the tenth anniversary of the date of the last increase in the number of shares reserved for issuance under the 1998 Plan which is approved by the Board and stockholders.

•
The 1998 Plan authorizes 3,350,000 shares for future grants, plus any shares that become available for issuance upon the forfeiture of currently outstanding awards under the 1998 Plan or our 2002 Non-Qualified Stock Option Plan and our Directors’ Stock Option Plan (the latter two plans being referred to as the “Terminating Plans”), and terminates the “evergreen” feature of the plan by which additional shares had become automatically authorized on an annual basis.

•	The 1998 Plan prohibits repricing of “underwater” options and stock appreciation rights without stockholder approval.

•
Generally, “full value” awards (such as restricted stock or stock units) are required to have a minimum three year vesting schedule for awards that vest based on continued service with us and a one-year performance period for awards that vest based on the achievement of performance goals, subject to vesting acceleration in the event of the death, disability or retirement of the participant or in connection with a change in control of the Company.

•
All stock options (other than replacement awards issued in the context of a merger or acquisition) must be granted with an exercise price equal to, or above, the fair market value of our common stock on the date of grant.

•	The 1998 Plan will permit the qualification of awards with performance-based vesting as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The persons eligible to receive awards under the 1998 Plan consist of our officers, directors, employees, and independent contractors.  Awards may be granted under the 1998 Plan in the form of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

Except as otherwise provided in an award agreement, in the event of an involuntary termination of an employee’s employment by us or our successor without “cause” or for “good reason” within 24 months after a “change in control” (as each term is defined in the 1998 Plan), all awards held by such individual shall become fully vested, exercisable and all restrictions applicable to such awards shall lapse. In addition, any performance goals relating to any performance-based award held by such individual will be deemed to have been met upon such termination.

To the extent we undergo a corporate transaction (as defined in the 1998 Plan), the 1998 Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance awards and other stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met and, to the extent applicable, all unexercised awards will terminate on the close of the corporate transaction.

Awards to eligible participants under the 1998 Plan will be made on a discretionary basis. Accordingly, it is not possible to determine the benefits that will be received by our directors, executive officers and our other employees under the plan in our 2008 fiscal year or any other future period.

The 1998 Plan is filed as Exhibit 99.01 to this Form 8-K and the forms of notice and stock option agreements to be used for directors and officers of the Company and for employees of and consultants to the Company are filed as Exhibits 99.02 and 99.03, respectively, to this Form 8-K.

Termination of Terminating Plans

Effective upon stockholder approval of the 1998 Plan we terminated the Terminating Plans and removed the shares available under the Terminating Plans. As of September 15, 2007, we had 448,994 shares available for grant under the Terminating Plans.

Adoption of Employee Stock Purchase Plan

On December 6, 2007 the Company’s stockholders approved the Company’s Amended and Restated Employee Stock Purchase Plan (as so amended and restated, the “Purchase Plan”), which had previously been approved by our Board of Directors.  The primary effects of the amendment and restatement of the plan were to extend the term of the Purchase Plan, remove the “evergreen” provision and reserve an additional 1 million shares of our common stock for issuance under the Purchase Plan.  The Purchase Plan will become effective at such time as determined by our Board of Directors, which is expected to be upon the end of the current outstanding offering under the current version of the purchase plan, which will occur in May 2008.

As of September 15, 2007, we had 458,178 shares available for issuance under the plan, and with stockholder approval of the Purchase Plan an additional 1 million shares of our common stock were reserved for issuance.   If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the Purchase Plan.

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the plan administrator. The maximum length for an offering under the Purchase Plan is 27 months. The plan administrator may divide an offering into two or more “purchase periods,” where, at the end of each purchase period, participants may exercise the purchase rights they were granted under the Purchase Plan.

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the plan administrator) on the first day of an offering is eligible to participate in that offering.  No employee is eligible to participate in Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, the plan administrator may provide for individual and offering limitations on the maximum number of our shares of common stock that may be purchased.

The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period or offering, as applicable.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

99.01
Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement as filed under Schedule 14A filed with the Securities and Exchange Commission on October 25, 2007).

99.02	Form of notice and stock option agreement with directors and officers of the Company under 1998 Plan.
99.03	Form of notice and stock option agreement with employees of the Company under 1998 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: December 12, 2007	By:	/s/ MERVIN S. KATO
Name: Mervin S. Kato
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01
Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement as filed under Schedule 14A filed with the Securities and Exchange Commission on October 25, 2007).

99.02	Form of notice and stock option agreement with directors and officers of the Company under 1998 Plan.
99.03	Form of notice and stock option agreement with employees of the Company under 1998 Plan.